UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2009
________________
BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Federal Highway
Suite 212
Boca Raton, FL 33432
(Address of principal executive offices and Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2006 Equity Plan

On July 7, 2009 Bonds.com Holdings, Inc. (the “Company”) amended its 2006 Equity Plan (the “Amendment”).  The 2006 Equity Plan is a stock option plan that the Company put in place to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentives to employees and consultants, including members of the Board of Directors. The Amendment increased the number of shares of common stock issuable pursuant to the 2006 Equity Plan, from 3,133,825 shares of the Company’s common stock to 13,133,825 shares of the Company’s common stock.  This amendment was not approved by the Company’s stockholders.

Employment Agreements and Stock Options

The Company entered into employment agreements (each, an “Employment Agreement” and together the “Employment Agreements”) with its Chief Executive Officer, John Barry IV, its Chief Operating Officer, Christopher Loughlin, and its Executive Vice President, Joseph Nikolson (each, an “Executive,” and together, the “Executives”) effective as of July 7, 2009, and expiring on December 31, 2012. A copy of the Employment Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by this reference. The summaries of the Employment Agreements set forth below are qualified in their entirety by reference to the text of the Employment Agreements.

Mr. Barry’s Employment Agreement provides for an initial base salary of $250,000 per year, which is to be increased to $387,500 beginning on January 1, 2010, and further increased each year of the term thereafter. Mr. Barry is also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the first year of the term, Mr. Barry shall receive a bonus equal to: 100% of his base salary upon achievement by the Company of gross revenues equal to $5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. For each other year of the term, the gross revenue targets and/or other performance metrics are to be mutually agreed upon by Mr. Barry and the Company prior to the start of each year. Mr. Barry may also be entitled to a discretionary bonus at the option of the Board of Directors.

Mr. Barry was also granted an option to purchase 2,500,000 shares of the Company’s common stock with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. Twenty percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 125,000 shares of common stock vest every three months thereafter. In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Barry’s Employment Agreement, the stock option will accelerate and become fully vested. In the event of termination of Mr. Barry’s employment as a result of disability or death, Mr. Barry (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Barry is terminated for “cause,” the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares.  If Mr. Barry’s employment terminates for any other reason other than those listed above, the option may be exercised for ninety days after termination.

Mr. Loughlin’s Employment Agreement provides for an initial base salary of $225,000 per year, which is to be increased to $348,750 beginning on January 1, 2010, and further increased each year of the term thereafter. Mr. Loughlin is also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the first year of the term, Mr. Loughlin shall receive a bonus equal to: 100% of his base salary upon achievement by the Company of gross revenues equal to $5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. For each other year of the term, the gross revenue targets and/or other performance metrics are to be mutually agreed upon by Mr. Loughlin and the Company prior to the start of each year. Mr. Loughlin may also be entitled to a discretionary bonus at the option of the Board of Directors.

Mr. Loughlin was also granted an option to purchase 3,750,000 shares of the Company’s common stock with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. Twenty-five percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 234,375 shares of common stock vest every three months thereafter. In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Loughlin’s Employment Agreement, the stock option will accelerate and become fully vested. In the event of termination of Mr. Loughlin’s employment as a result of disability or death, Mr. Loughlin (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Loughlin is terminated for “cause,” the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares. If Mr. Loughlin’s employment terminates for any other reason other than those listed above, the option may be exercised for ninety days after termination.

Mr. Nikolson’s Employment Agreement provides for an initial base salary of $200,000 per year, which is to be increased to $310,000 beginning on January 1, 2010, and further increased each year of the term thereafter. Mr. Nikolson is also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the first year of the term, Mr. Nikolson shall receive a bonus equal to: 100% of his base salary upon achievement by the Company of gross revenues equal to $5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. For each other year of the term, the gross revenue targets and/or other performance metrics are to be mutually agreed upon by Mr. Nikolson and the Company prior to the start of each year. Mr. Nikolson may also be entitled to a discretionary bonus at the option of the Board of Directors.

Mr. Nikolson was also granted an option to purchase 2,675,000 shares of the Company’s common stock with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. Twenty-five percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 167,187.5 shares of common stock vest every three months thereafter.  In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Nikolson’s Employment Agreement, the stock option will accelerate and become fully vested. In the event of termination of Mr. Nikolson’s employment as a result of disability or death, Mr. Nikolson (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Nikolson is terminated for “cause,” the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares.  If Mr. Nikolson’s employment terminates for any other reason other than those listed above, the option may be exercised for ninety days after termination.

Each of the Executives is also is entitled to participate in the Company's employee health and welfare benefit plans. The Company has agreed that starting on January 1, 2010, it will incorporate the Executives into the life and long-term disability insurance plans maintained by the Company, and cover any expenses in connection therewith. In addition, each of Mr. Barry and Mr. Nikolson is entitled to an automobile allowance of $1,000 per month, Mr. Loughlin is entitled to an automobile allowance of $1,300 per month, and Mr. Barry is also entitled, until June 30, 2010, to a corporate housing allowance of $4,000 per month.

The Company may terminate each of the Executive’s employment with or without cause. In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in their respective Employment Agreements, each Executive is entitled to a severance payment equal to two (2) times the greater of: (a) their respective compensation received in the full calendar year prior to termination; or (b) their respective compensation received and to be received in the calendar year in which the termination occurred, assuming that the Company achieved the maximum gross revenue targets or other performance metrics for such year and the Executive would therefore be entitled to receive the highest bonus amount agreed to by the Company and the Executive. The Company shall also continue to provide health benefits to the Executive and his eligible dependents, for the greater of (x) the remainder of the term of the Employment Agreement or (y) twelve (12) months. In addition, the stock option granted to each Executive will accelerate and become fully vested.  In each of Mr. Loughlin and Mr. Nikolson’s Employment Agreements, termination by each of them for “good reason” includes, among others, a “change of control” of the Company. The term “change of control” includes, among other things, the occurrence of a transaction or a series of transactions that result(s) in John Barry III and John Barry IV, collectively, owning less than a majority of the Company’s outstanding capital stock.

If the Executive’s employment is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

Each of the Executives has agreed not to compete with the Company’s business during his employment and for a period of six months thereafter. Each of the Executives has also agreed, for a period of two years after the termination of his employment, not to solicit any of the Company’s employees, customers or suppliers.

Option Grant to Member of Board of Directors

On July 7, 2009, the Company granted David Bensol, a member of the Company’s Board of Directors, an option to purchase 500,000 shares of the Company’s common stock with an exercise price equal to $0.375 the fair market value (as determined by the Board of Directors) on the date of the grant. Fifty percent of the shares underlying the option are fully vested as of the date of grant, and 13,889 shares of common stock vest every month thereafter. In the event of the termination of Mr. Bensol’s position on the Board of Directors as a result of disability or death, Mr. Bensol (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Bensol’s relationship is terminated for “cause,” as such term is defined in the Company’s 2006 Equity Plan, the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares.  If Mr. Bensol’s relationship terminates for any other reason other than those listed above, the option may be exercised for ninety days (90) after termination.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description

10.1	Employment Agreement dated as of July 7, 2009, between John Barry IV and Bonds.com Group, Inc.

10.2	Employment Agreement dated as of July 7, 2009, between Christopher Loughlin and Bonds.com Group, Inc.

10.3	Employment Agreement dated as of July 7, 2009, between Joseph Nikolson and Bonds.com Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 14, 2009

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer